Exhibit 99.1

Contacts:	Vincent Milano
Chief Financial Officer Phone (610) 321-6225 Will Roberts Director, Corporate Communications Phone (610) 321-6288 Phone (610) 321-6288

VIROPHARMA INCORPORATED TO ACQUIRE U.S. VANCOCIN BRAND FROM LILLY

-Vancocin Pulvules To Become ViroPharma’s First Commercialized Product;

Cash Flow to Largely Fund Product Development Efforts-

-Product Acquisition Partially Funded from $62.5 Million in Private Debt Offering –

EXTON, Pa., October 18, 2004 — ViroPharma Incorporated (Nasdaq: VPHM), a pharmaceutical company focused on developing and commercializing products that address serious diseases treated by physician specialists in areas including hospital settings, transplant medicine and gastroenterology, today announced that it has entered into an agreement to acquire all rights in the U.S. to manufacture, market and sell Vancocin® Pulvules®, the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company (Lilly) (NYSE: LLY). Oral Vancocin is a potent antibiotic approved by the U.S. Food and Drug Administration to treat enterocolitis caused by Staphylococcus aureus (including methicillin-resistant strains) and antibiotic-associated pseudomembranous colitis caused by Clostridium difficile.

“We believe our acquisition of Vancocin is a remarkable deal for ViroPharma, from multiple perspectives. We anticipate that revenues from this product will generate significant cash flows, which should advance us toward our stated goal of achieving positive cash flow from operations in the near future, realistically in 2006,” commented Michel de Rosen, ViroPharma’s chief executive officer. “This important acquisition should allow ViroPharma, over the next several years, to fund substantially all of our ongoing development and operating costs from the cash flows from Vancocin Pulvules. ViroPharma will no longer be required to rely solely on capital market funding to be successful; we now will have real cash flows to fund the development of our core value drivers, the product opportunities that exist in our clinical pipeline. Additionally, it allows us to introduce our commercial organization in a cost efficient manner to prepare for the emergence of products from our pipeline and any additional acquired products. Most importantly, we can begin to do that which drives all of us in our industry: to help patients suffering from various diseases live better, healthier lives.”

“Today we are delighted to announce the agreement to acquire Vancocin Pulvules, the only approved treatment for these two bacterial infections that cause inflammation of the lower gastrointestinal tract,” added Colin Broom, ViroPharma’s chief scientific officer. “Oral Vancocin is one of the few available options to treat C. difficile associated disease including pseudomembranous colitis, which is an increasingly frequent and potentially serious complication of antibiotic therapy occurring predominantly in hospitalized patients. Vancocin Pulvules has an established efficacy and safety profile in the treatment of this evolving disease and we see substantial opportunity to increase patient benefit by optimizing the therapeutic use of this product.”

Under the terms of the agreement, Lilly will receive an upfront payment of $116 million for all rights to Vancocin Pulvules in the United States. In addition, Lilly will participate in the potential upside through the receipt of royalties on annual net sales of Vancocin Pulvules within a predefined range.

ViroPharma’s upfront payment will be comprised of $53.5 million from existing ViroPharma cash reserves and $62.5 million gross proceeds from the issuance of Senior Secured Bridge Notes due October 2005 (Senior Notes) and warrants to purchase shares of ViroPharma common stock. The Senior Notes and Warrants will be automatically exchanged for $62.5 million aggregate principal amount of 6% Senior Secured Convertible Notes due October 2009 (Convertible Notes) upon the receipt of stockholder approval of the issuance of the Convertible Notes.

Through this acquisition, ViroPharma will acquire certain know-how related to manufacturing of the product, the Vancocin® trademark, starting material inventory, and the approved NDAs for oral capsule, injectable and oral solution formulations of vancomycin. In addition, ViroPharma will receive certain related intellectual property and other information and materials required to continue marketing the brand in the United States. At closing, ViroPharma and Lilly will enter into a supply agreement and a transition services agreement. The process of qualifying a third party supply chain will be ongoing during the term of the supply agreement. Following the transition period, ViroPharma will assume responsibility for product inventory, sales, marketing and distribution of the Vancocin Pulvules brand. The transaction is subject to customary closing conditions, including the Hart-Scott-Rodino waiting period. ViroPharma expects the transaction to close on or about November 18, 2004

Vancocin Pulvules is currently the only approved oral antibiotic used to treat staphylococcal enterocolitis, an inflammation of the mucus membrane of the intestine caused by S. aureus, and antibiotic-associated pseudomembranous colitis, caused by an overgrowth of C. difficile in the colon (more generally, C. difficile-associated disease). According to the Centers for Disease Control and Prevention (CDC), there are 3 million cases of infectious diarrhea per year, of which 15% to 25% are C. difficile-associated. In calendar year 2003, Lilly’s unaudited revenue from U.S. sales of Vancocin Pulvules was approximately $40 million.

“Vancocin is an excellent fit with our strengths and capabilities,” added Josh Tarnoff, ViroPharma’s vice president of commercial operations. “This is a product that is well known by physicians in the hospital setting and in the field of infectious disease and gastroenterology, which are among our core therapeutic areas of focus. Vancocin has performed well in the marketplace for many years, even without a promotional effort behind it. This, along with its strong safety profile and proven efficacy against these lower digestive tract diseases, provides us an excellent foundation for the focused promotional efforts that will follow.”

To partially finance the acquisition of the product, ViroPharma closed an offering of $62.5 million aggregate principal amount of Senior Notes and Warrants to purchase 5 million shares of common stock. The Senior Notes and Warrants will be automatically exchanged into Convertible Notes due 2009 upon shareholder approval of the issuance of the Convertible Notes. The offering, which was made to selected qualified institutional investors under Regulation D of the Securities Act of 1933, closed into an escrow account and the proceeds will be released at the closing of the Vancocin acquisition. Interest on the Senior Notes is payable monthly at an annual rate of 10% until February 18, 2005 and will increase by 2% each month thereafter until the maturity date of October 18, 2005, unless the Senior Notes are exchanged for Convertible Notes. One full year of interest on the Senior Notes also was placed into escrow and will be released as interest payments become due. Following the closing of the acquisition, the Senior Notes will be secured by a first lien on the Company’s Vancomycin related assets. If ViroPharma and/or Lilly terminate the Vancocin acquisition prior to its closing, the Senior Notes and Warrants will be redeemed at par, plus any accrued and unpaid interest.

As soon as practicable following the closing of this transaction, ViroPharma will file and circulate proxy materials seeking stockholder approval for the issuance of the Convertible Notes in exchange for the Senior Notes and Warrants in accordance with the requirements of the Nasdaq stock market.

The Convertible Notes will have a maturity date of October 18, 2009 and interest on the Convertible Notes will be payable semi-annually at an annual rate of 6%. Subject to certain limitations, the Convertible Notes will be convertible into shares of ViroPharma common stock at the option of the holder at any time prior to maturity at an initial conversion rate of $2.50 per share. At any time following the effectiveness of a registration statement related to the resale of the common stock issuable upon the conversion of the Convertible Notes, ViroPharma may, subject to certain conditions, elect to automatically convert up to 25% of the principal amount of the Convertible Notes in any calendar quarter into shares of the Company’s common stock if the daily volume weighted average price of the Company’s common stock exceeds $3.75 for 20 trading days during any 30 trading day period, ending within 5 days of the notice of automatic conversion. If the investors voluntarily convert the Convertible Notes or if ViroPharma effects an auto-conversion of the Convertible Notes prior to October 18, 2007, then the Company will make an additional payment on the principal amount converted equal to three full years of interest, less any interest actually paid or provided for prior to the conversion date. If ViroPharma effects an auto-conversion, the Company may, if certain conditions are satisfied, make the additional payment with shares of its common stock.

The Company may redeem some or all of the Convertible Notes at any time on or after October 18, 2007 at 100% par value plus accrued and unpaid interest. The investors may also cause the Company to redeem the Convertible Notes upon a fundamental change or delisting of the Company’s common stock from trading on any national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market if the Company fails to relist within a specified time period. The Convertible Notes will rank senior in right of payment to the Company’s existing and future subordinated indebtedness and be secured by a first lien on the Company’s Vancomycin related assets. The investors will also have an option to purchase an additional $12.5 million of the Convertible Notes on identical terms within 30 days after the date of stockholder approval of the issuance of the Convertible Notes.

ViroPharma has also agreed that for a period from today until six months following the registration for resale of the Convertible Notes and shares of common stock issuable upon conversion of the Convertible Notes, the Company will not issue, sell, or contract to sell or issue more than 10,000,000 shares of common stock, or securities convertible into common stock, without the consent of holders of a majority of the Senior Notes (or the Convertible Senior Secured Notes if a stockholder vote approving the issuance of the Convertible Notes has occurred). The Company also agreed that it would not issue any common stock, or securities convertible into common stock, at a price below $2.75 per share. The foregoing restrictions may expire sooner under certain circumstances, and are subject to certain exclusions and shall terminate in the event that the Company’s stockholders vote to not approve the issuance of the Convertible Notes. In the event the Company’s stockholders vote to not approve the issuance of the Convertible Notes, the Senior Notes will remain outstanding and each of the 5,000,000 Warrants will be exercisable for one share of common stock at an initial exercise price of $0.01 per share until the expiration date of October 15, 2005.

The securities offered in the private placement were not registered under the Securities Act of 1933 and may not be offered and sold absent a registration or an applicable exemption from the registration requirements. Under the terms of the transaction, the Company has agreed to file a registration statement covering the resale of the Warrants and the common stock issuable upon the exercise of the Warrants or alternatively, the Convertible Notes and the common stock issuable upon conversion of the Convertible Notes.

Piper Jaffray & Co. advised the Company on the acquisition and financing arrangement.

Note to Investors:

ViroPharma is hosting a live teleconference and webcast with senior management to discuss the acquisition of Vancocin Pulvules. The call will be held Tuesday October 19th at 10:00 a.m. Eastern Time. To participate in the call, please dial (800) 992-7413 (domestic) and (801) 303-7424 (international). After placing the call, please tell the operator you wish to join the ViroPharma investor conference call.

In addition, a live webcast of the call can be accessed via ViroPharma’s website at http://www.viropharma.com. Windows Media or Real Player will be needed to access the webcast. In addition, an audio archive will be available at the same address until December 15, 2004.

About Vancocin Pulvules

Vancocin HCl Pulvules is approved for oral administration for treatment of enterocolitis caused by S. aureus (including methicillin-resistant strains) and antibiotic-associated pseudomembranous colitis caused by C. difficile. For prescribing information, please download the package insert at http://www.fda.gov/cder/foi/label/2004/50606slr020_vancocin_lbl.pdf.

About ViroPharma Incorporated

ViroPharma Incorporated is committed to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma is currently focused on drug development activities in viral diseases including cytomegalovirus (CMV) and hepatitis C (HCV).

This press release may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties, including: ViroPharma’s plans to become a cash flow positive, profitable pharmaceutical company; ViroPharma’s expectation that the acquisition of Vancocin will allow the Company, over the next several years, to fund substantially all of its ongoing development and operating costs from the cash flows from the product; ViroPharma’s anticipation that the product will generate significant cash flows, and should advance the Company toward its stated goal of becoming a cash flow balanced company in 2006; and ViroPharma’s expectation that the acquisition will allow it to introduce its commercial organization in a cost efficient manner to prepare for the emergence of products from its pipeline and any additional acquired products. There can be no assurance that the agreement to acquire Vancocin from Lilly will close. Even it the agreement does close, selling and marketing pharmaceutical products are subject to a variety of risks and uncertainties. For example, demand for Vancocin may change, Vancocin may face competition from other products and the Company’s supply of Vancocin may face unforeseen interruptions, among other factors that could negatively affect Vancocin sales. These factors, and other factors set forth in the cautionary statements included in ViroPharma’s most recent annual report on Form 10-K and registration statements on Forms S-3 and S-4 filed with the Securities and Exchange Commission, could cause the Company’s actual results to differ materially from the results expressed in, or implied by, this press release. There can be no assurance that any of the events or conditions described in the forward looking statements contained in this press release will occur in the timeframe expected by the Company, or at all. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

Security holders of the Company are advised to read the proxy statement regarding the stockholder approval of the issuance of the Convertible Notes when it becomes available because it will contain important information about stockholder approval of the issuance of the Convertible Notes. The proxy statement will be filed with the Securities and Exchange Commission by the Company. Security holders may obtain a free copy of the proxy statement when it is available and other documents filed by the Company with the Securities and Exchange

Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov/. The proxy statement and these other documents may also be obtained for free from the Company by contacting Investor Relations, ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, PA 19341, telephone (610) 458-7300.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the Securities Purchase Agreement. Information regarding such officers and directors is included in the Company’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2004. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov/ and from the Company.

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